CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06740JMJ6). A filing fee of $142.60 for the issuance of $2,000,000 principal amount of the Securities (CUSIP: 06740JMJ6) was previously paid in connection with the filing dated January 29, 2010. The new aggregate issuance amount for each of the Securities is $12,000,000.

Pricing Supplement (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated September 14, 2009)	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145845
January 26, 2010, as amended February 17, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: January 29, 2010

•	Initial valuation date: January 26, 2010‡‡

•	Final valuation date: July 26, 2010‡‡

•	Maturity date: July 29, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.89%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$13.54	PS-10	AA	$1,000,000		10.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-4147	06740JKB5/ US06740JKB51
Barrick Gold Corporation	$36.07	PS-12	ABX	$2,000,000		9.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4148	06740JKC3/ US06740JKC35
Arch Coal, Inc.	$25.07	PS-14	ACI	$2,000,000		9.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4149	06740JKD1/ US06740JKD18
The AES Corporation	$13.07	PS-16	AES	$2,000,000		9.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4150	06740JKE9/ US06740JKE90
AK Steel Holding Corporation	$21.23	PS-18	AKS	$2,000,000		11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4151	06740JKF6/ US06740JKF65
Alpha Natural Resources, Inc.	$45.28	PS-20	ANR	$2,000,000		11.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4152	06740JKG4/ US06740JKG49
Bucyrus International, Inc.	$58.02	PS-22	BUCY	$2,500,000		12.25%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-4153	06740JKH2/ US06740JKH22
Buffalo Wild Wings, Inc.	$45.99	PS-24	BWLD	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4154	06740JKJ8/ US06740JKJ87
CB Richard Ellis Group, Inc.	$12.63	PS-26	CBG	$2,000,000		11.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4155	06740JKK5/ US06740JKK50
CBS Corporation	$13.29	PS-28	CBS	$2,000,000		11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4156	06740JKL3/ US06740JKL34
Chesapeake Energy Corporation	$26.53	PS-30	CHK	$2,000,000		9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4157	06740JKM1/ US06740JKM17
CIGNA Corporation	$34.36	PS-32	CI	$2,000,000		9.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4158	06740JKN9/ US06740JKN99
Cliffs Natural Resources Inc.	$41.60	PS-34	CLF	$2,000,000		12.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4159	06740JKP4/ US06740JKP48
Consol Energy Inc.	$50.01	PS-36	CNX	$2,000,000		10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4160	06740JKQ2/ US06740JKQ21
Capital One Financial Corporation	$35.21	PS-38	COF	$2,000,000		8.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4161	06740JKR0/ US06740JKR04
CEMEX, S.A.B. de C.V.	$10.73	PS-40	CX	$2,000,000		11.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4162	06740JKS8/ US06740JKS86
Dell Inc.	$13.58	PS-42	DELL	$2,000,000		8.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4163	06740JKT6/ US06740JKT69
Discover Financial Services	$13.47	PS-44	DFS	$2,000,000		10.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4164	06740JKU3/ US06740JKU33
DryShips Inc.	$5.96	PS-46	DRYS	$2,000,000		13.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4165	06740JKV1/ US06740JKV16
Diana Shipping Inc.	$14.51	PS-48	DSX	$2,000,000		10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4166	06740JKW9/ US06740JKW98
Ford Motor Company	$11.19	PS-50	F	$3,000,000		10.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-4167	06740JKX7/ US06740JKX71
First Horizon National Corporation	$12.85	PS-52	FHN	$2,000,000		8.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4168	06740JKY5/ US06740JKY54
Fifth Third Bancorp	$11.71	PS-54	FITB	$2,000,000		10.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4169	06740JKZ2/ US06740JKZ20
First Solar, Inc.	$115.13	PS-56	FSLR	$2,000,000		12.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4170	06740JLA6/ US06740JLA69
Forest Oil Corporation	$25.82	PS-58	FST	$2,000,000		13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4171	06740JLB4/ US06740JLB43
Green Mountain Coffee Roasters, Inc.	$80.25	PS-60	GMCR	$2,000,000		11.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4172	06740JLC2/ US06740JLC26
GameStop Corp.	$19.64	PS-62	GME	$2,000,000		10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4173	06740JLD0/ US06740JLD09
The Goodyear Tire & Rubber Company	$13.40	PS-64	GT	$2,000,000		11.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4174	06740JLE8/ US06740JLE81
Joy Global Inc.	$47.70	PS-66	JOYG	$2,000,000		10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4175	06740JLF5/ US06740JLF56
Lexmark International, Inc.	$27.40	PS-68	LXK	$2,000,000		9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4176	06740JLG3/ US06740JLG30
Macy’s, Inc.	$15.82	PS-70	M	$2,000,000		12.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4177	06740JLH1/ US06740JLH13
Manpower Inc.	$52.03	PS-72	MAN	$2,000,000		8.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4178	06740JLJ7/ US06740JLJ78
Mariner Energy, Inc.	$13.67	PS-74	ME	$2,000,000		11.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4179	06740JLK4/ US06740JLK42
The Mosaic Company	$58.58	PS-76	MOS	$2,000,000		9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4180	06740JLL2/ US06740JLL25
Motorola, Inc.	$7.19	PS-78	MOT	$2,000,000		10.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4181	06740JLM0/ US06740JLM08
Nabors Industries Ltd.	$24.18	PS-80	NBR	$2,000,000		9.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4182	06740JLN8/ US06740JLN80
Netflix, Inc.	$49.95	PS-82	NFLX	$3,000,000		10.00%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-4183	06740JLP3/ US06740JLP39
NBTY, Inc.	$42.71	PS-84	NTY	$2,000,000		9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4184	06740JLQ1/ US06740JLQ12
Principal Financial Group, Inc.	$23.36	PS-86	PFG	$2,000,000		10.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4185	06740JLR9/ US06740JLR94
Pioneer Natural Resources Company	$45.94	PS-88	PXD	$2,000,000		10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4186	06740JLS7/ US06740JLS77
Regions Financial Corporation	$6.08	PS-90	RF	$2,000,000		11.25%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4187	06740JLT5/ US06740JLT50
Rambus Inc.	$23.94	PS-92	RMBS	$3,500,000		20.00%	55.0%	98.375%	$3,443,125	1.625%	$56,875	E-4188	06740JLU2/ US06740JLU24
RadioShack Corporation	$19.84	PS-94	RSH	$2,000,000		10.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4189	06740JLV0/ US06740JLV07
Smithfield Foods, Inc.	$15.55	PS-96	SFD	$2,000,000		11.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4190	06740JLW8/ US06740JLW89
Silver Wheaton Corp.	$14.38	PS-98	SLW	$2,000,000		13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4191	06740JLX6/ US06740JLX62
SanDisk Corporation	$29.23	PS-100	SNDK	$2,000,000		12.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4192	06740JLY4/ US06740JLY46
SunTrust Banks, Inc.	$23.62	PS-102	STI	$2,000,000		9.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4193	06740JLZ1/ US06740JLZ11
Suntech Power Holdings Co., Ltd. (ADR)	$13.96	PS-104	STP	$2,000,000		16.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4194	06740JMA5/ US06740JMA50
SolarWinds, Inc.	$20.37	PS-106	SWI	$2,000,000		10.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4195	06740JMB3/ US06740JMB34
Southwestern Energy Company	$45.55	PS-108	SWN	$2,000,000		9.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4196	06740JMC1/ US06740JMC17
Terex Corporation	$21.09	PS-110	TEX	$2,000,000		12.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4197	06740JMD9/ US06740JMD99
Textron Inc.	$20.57	PS-112	TXT	$2,000,000		10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4198	06740JME7/ US06740JME72
Vertex Pharmaceuticals Incorporated	$39.02	PS-114	VRTX	$2,000,000		12.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4199	06740JMF4/ US06740JMF48
Whole Foods Markets, Inc.	$27.80	PS-116	WFMI	$2,000,000		9.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4200	06740JMG2/ US06740JMG21
United States Steel Corporation	$49.61	PS-118	X	$12,000,000		9.00%	75.0%	98.375%	$11,805,000	1.625%	$195,000	E-4201	06740JMH0/ US06740JMH04
Zions Bancorporation	$19.08	PS-120	ZION	$12,000,000	***	13.75%	75.0%	98.375%	$11,805,000	1.625%	$195,000	E-4202	06740JMJ6/ US06740JMJ69

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,000,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on February 18, 2010. The original $2,000,000 aggregate principal amount of the Notes was issued on January 29, 2010. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) ”cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
January 26, 2010*	$17.60	$13.30	$13.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $13.54

Protection level: 80.00%

Protection price: $10.83

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.855244

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 1.92% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.96%
+ 90%	5.00%		90.96%
+ 80%	5.00%		80.96%
+ 70%	5.00%		70.96%
+ 60%	5.00%		60.96%
+ 50%	5.00%		50.96%
+ 40%	5.00%		40.96%
+ 30%	5.00%		30.96%
+ 20%	5.00%		20.96%
+ 10%	5.00%		10.96%
+ 5%	5.00%		5.96%

0%	5.00%		0.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.04%
- 10%	5.00%	-5.00%	-9.04%
- 20%	5.00%	-15.00%	-19.04%
- 30%	N/A	-25.00%	-29.04%
- 40%	N/A	-35.00%	-39.04%
- 50%	N/A	-45.00%	-49.04%
- 60%	N/A	-55.00%	-59.04%
- 70%	N/A	-65.00%	-69.04%
- 80%	N/A	-75.00%	-79.04%
- 90%	N/A	-85.00%	-89.04%
- 100%	N/A	-95.00%	-99.04%

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
September 30, 2009	$41.98	$30.67	$37.90
December 31, 2009	$48.02	$34.50	$39.38
January 26, 2010*	$42.63	$35.64	$36.07

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $36.07

Protection level: 75.00%

Protection price: $27.05

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.723870

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 1.11% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.56%
+ 90%	4.625%		90.56%
+ 80%	4.625%		80.56%
+ 70%	4.625%		70.56%
+ 60%	4.625%		60.56%
+ 50%	4.625%		50.56%
+ 40%	4.625%		40.56%
+ 30%	4.625%		30.56%
+ 20%	4.625%		20.56%
+ 10%	4.625%		10.56%
+ 5%	4.625%		5.56%

0%	4.625%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.44%
- 10%	4.625%	-5.375%	-9.44%
- 20%	4.625%	-15.375%	-19.44%
- 30%	N/A	-25.375%	-29.44%
- 40%	N/A	-35.375%	-39.44%
- 50%	N/A	-45.375%	-49.44%
- 60%	N/A	-55.375%	-59.44%
- 70%	N/A	-65.375%	-69.44%
- 80%	N/A	-75.375%	-79.44%
- 90%	N/A	-85.375%	-89.44%
- 100%	N/A	-95.375%	-99.44%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
January 26, 2010*	$28.14	$22.61	$25.07

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $25.07

Protection level: 75.00%

Protection price: $18.80

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.888313

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 1.44% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.72%
+ 90%	4.625%		90.72%
+ 80%	4.625%		80.72%
+ 70%	4.625%		70.72%
+ 60%	4.625%		60.72%
+ 50%	4.625%		50.72%
+ 40%	4.625%		40.72%
+ 30%	4.625%		30.72%
+ 20%	4.625%		20.72%
+ 10%	4.625%		10.72%
+ 5%	4.625%		5.72%

0%	4.625%		0.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.28%
- 10%	4.625%	-5.375%	-9.28%
- 20%	4.625%	-15.375%	-19.28%
- 30%	N/A	-25.375%	-29.28%
- 40%	N/A	-35.375%	-39.28%
- 50%	N/A	-45.375%	-49.28%
- 60%	N/A	-55.375%	-59.28%
- 70%	N/A	-65.375%	-69.28%
- 80%	N/A	-75.375%	-79.28%
- 90%	N/A	-85.375%	-89.28%
- 100%	N/A	-95.375%	-99.28%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
December 31, 2009	$15.44	$12.50	$13.31
January 26, 2010*	$14.24	$13.00	$13.07

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $13.07

Protection level: 80.00%

Protection price: $10.46

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.511094

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. As of December 31, 2008, the Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 001-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
January 26, 2010*	$26.75	$20.00	$21.23

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $21.23

Protection level: 75.00%

Protection price: $15.92

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.103156

Coupon: 11.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.94% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.47%
+ 90%	5.75%		90.47%
+ 80%	5.75%		80.47%
+ 70%	5.75%		70.47%
+ 60%	5.75%		60.47%
+ 50%	5.75%		50.47%
+ 40%	5.75%		40.47%
+ 30%	5.75%		30.47%
+ 20%	5.75%		20.47%
+ 10%	5.75%		10.47%
+ 5%	5.75%		5.47%

0%	5.75%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.53%
- 10%	5.75%	-4.25%	-9.53%
- 20%	5.75%	-14.25%	-19.53%
- 30%	N/A	-24.25%	-29.53%
- 40%	N/A	-34.25%	-39.53%
- 50%	N/A	-44.25%	-49.53%
- 60%	N/A	-54.25%	-59.53%
- 70%	N/A	-64.25%	-69.53%
- 80%	N/A	-74.25%	-79.53%
- 90%	N/A	-84.25%	-89.53%
- 100%	N/A	-94.25%	-99.53%

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is a Appalachian coal supplier. The Company produces, processes, and sells steam and metallurgical coal from eight regional business units, which, as of December 31, 2008, were supported by 34 active underground mines, 27 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal.

The linked share’s SEC file number is 001-32423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
January 26, 2010*	$53.33	$43.90	$45.28

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $45.28

Protection level: 75.00%

Protection price: $33.96

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.084806

Coupon: 11.75% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2008, the size of the Company’s installed base of surface and mining original equipment was approximately $17.6 billion and $10 billion. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
January 26, 2010*	$68.52	$56.52	$58.02

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $58.02

Protection level: 75.00%

Protection price: $43.52

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.235436

Coupon: 12.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.09%
+ 90%	6.125%		90.09%
+ 80%	6.125%		80.09%
+ 70%	6.125%		70.09%
+ 60%	6.125%		60.09%
+ 50%	6.125%		50.09%
+ 40%	6.125%		40.09%
+ 30%	6.125%		30.09%
+ 20%	6.125%		20.09%
+ 10%	6.125%		10.09%
+ 5%	6.125%		5.09%

0%	6.125%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.91%
- 10%	6.125%	-3.875%	-9.91%
- 20%	6.125%	-13.875%	-19.91%
- 30%	N/A	-23.875%	-29.91%
- 40%	N/A	-33.875%	-39.91%
- 50%	N/A	-43.875%	-49.91%
- 60%	N/A	-53.875%	-59.91%
- 70%	N/A	-63.875%	-69.91%
- 80%	N/A	-73.875%	-79.91%
- 90%	N/A	-83.875%	-89.91%
- 100%	N/A	-93.875%	-99.91%

Buffalo Wild Wings, Inc.

According to publicly available information, Buffalo Wild Wings, Inc. (the “Company”) is an established and growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, cravable menu items including Buffalo, New York-style chicken wings. The Company was founded in 1982 and in 2003, became a publicly-held company.

The Company’s growth strategy is moving toward a mix of approximately 40% company-owned restaurants and approximately 60% franchised restaurants. At the end of 2009, the Company anticipates that approximately 36% of the restaurants will be company-owned.

The linked share’s SEC file number is 000-24743.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.40	$11.40	$14.32
June 30, 2004	$17.41	$12.75	$13.83
September 30, 2004	$15.93	$13.04	$14.02
December 31, 2004	$18.80	$13.52	$17.41
March 31, 2005	$20.85	$15.81	$18.92
June 30, 2005	$19.90	$13.69	$15.60
September 30, 2005	$17.42	$12.95	$13.25
December 30, 2005	$17.15	$12.58	$16.61
March 31, 2006	$21.18	$14.80	$20.79
June 30, 2006	$22.09	$17.51	$19.16
September 29, 2006	$20.04	$15.42	$19.13
December 29, 2006	$29.15	$18.48	$26.60
March 30, 2007	$32.09	$22.89	$31.85
June 29, 2007	$47.74	$31.01	$41.59
September 28, 2007	$44.17	$29.86	$37.72
December 31, 2007	$42.12	$22.89	$23.22
March 31, 2008	$26.72	$18.25	$24.50
June 30, 2008	$34.99	$22.83	$24.83
September 30, 2008	$44.94	$24.00	$40.24
December 31, 2008	$41.47	$14.50	$25.65
March 31, 2009	$38.85	$21.31	$36.58
June 30, 2009	$44.47	$31.73	$32.52
September 30, 2009	$44.76	$30.90	$41.61
December 31, 2009	$44.31	$38.60	$40.27
January 26, 2010*	$48.58	$39.29	$45.99

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BWLD

Initial price: $45.99

Protection level: 75.00%

Protection price: $34.49

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.743857

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

CB Richard Ellis Group, Inc.

According to publicly available information, CB Richard Ellis Group, Inc. (the “Company”) is the world’s largest commercial real estate services firm, based on 2008 revenue, with leading full-service operations in major metropolitan areas throughout the world. The Company offers a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets. As of December 31, 2008, excluding affiliate and partner offices, the Company operated in more than 300 offices worldwide with approximately 30,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and providing development services under the “Trammell Crow” brand name. The Company’s business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, commercial property and corporate facilities management, valuation, proprietary research and real estate investment management. In 2006, it became the first commercial real estate services company included in the S&P.

The linked share’s SEC file number is 001-32205.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	$6.40	$6.07	$6.37
September 30, 2004	$7.88	$6.16	$7.70
December 31, 2004	$11.36	$7.65	$11.18
March 31, 2005	$12.95	$10.40	$11.66
June 30, 2005	$14.73	$10.58	$14.62
September 30, 2005	$16.67	$13.82	$16.40
December 30, 2005	$19.92	$15.02	$19.62
March 31, 2006	$27.80	$19.46	$26.90
June 30, 2006	$29.80	$21.99	$24.90
September 29, 2006	$25.96	$20.13	$24.60
December 29, 2006	$34.26	$23.37	$33.20
March 30, 2007	$39.15	$31.23	$34.18
June 29, 2007	$39.93	$33.00	$36.50
September 28, 2007	$42.70	$23.69	$27.84
December 31, 2007	$29.36	$17.49	$21.55
March 31, 2008	$23.16	$15.23	$21.64
June 30, 2008	$24.50	$19.01	$19.20
September 30, 2008	$21.00	$11.49	$13.37
December 31, 2008	$13.21	$3.00	$4.32
March 31, 2009	$5.40	$2.34	$4.03
June 30, 2009	$9.87	$3.75	$9.36
September 30, 2009	$13.14	$7.62	$11.74
December 31, 2009	$14.14	$9.98	$13.57
January 26, 2010*	$14.38	$12.40	$12.63

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBG

Initial price: $12.63

Protection level: 75.00%

Protection price: $9.47

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.176564

Coupon: 11.75% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

CBS Corporation

According to publicly available information, CBS Corporation (the “Company”) together with its consolidated subsidiaries, is a mass media company with operations in the following segments:

•

TELEVISION: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Paramount Network Television and CBS Television Distribution, the Company’s television production and syndication operations; Showtime® Networks, the Company’s premium subscription television program services; and CBS College Sports Network™, the Company’s cable network devoted to college athletics.

•	RADIO: The Radio segment owns and operates 137 radio stations in 29 United States (“U.S.”) markets through CBS Radio®.

•

OUTDOOR: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernet™.

•

INTERACTIVE: The Interactive segment is the Company’s online content network for information relating to technology, entertainment, sports, news, business, gaming and music. CBS Interactive’s brands include CNET®, CBS.com™, CBSSports.com™, GameSpot®, TV.com™, BNET™ and Last.fm®.

•	PUBLISHING: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner® and Free Press™.

For the year ended December 31, 2008, contributions to the Company’s consolidated revenues from its segments were as follows: Television 64%, Radio 11%, Outdoor 16%, Interactive 3% and Publishing 6%. The Company generated approximately 16% of its total revenues from international regions in 2008. For the year ended December 31, 2008, approximately 66% and 16% of total international revenues of approximately $2.25 billion were generated in Europe and Canada, respectively.

The linked share’s SEC file number is: 001-09553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.23	$26.82	$28.93
June 30, 2004	$31.10	$25.88	$26.35
September 30, 2004	$26.51	$23.53	$24.76
December 31, 2004	$27.44	$24.65	$26.85
March 31, 2005	$28.76	$24.90	$25.70
June 30, 2005	$26.74	$23.57	$23.62
September 30, 2005	$26.29	$23.46	$24.35
December 30, 2005	$25.97	$22.08	$24.05
March 31, 2006	$27.43	$23.85	$23.98
June 30, 2006	$27.24	$24.05	$27.05
September 29, 2006	$29.78	$25.53	$28.17
December 29, 2006	$32.04	$27.67	$31.18
March 30, 2007	$32.27	$28.45	$30.59
June 29, 2007	$34.02	$30.55	$33.32
September 28, 2007	$35.50	$28.76	$31.50
December 31, 2007	$31.68	$25.57	$27.25
March 31, 2008	$27.18	$21.00	$22.08
June 30, 2008	$25.00	$19.25	$19.49
September 30, 2008	$19.40	$14.09	$14.58
December 31, 2008	$14.61	$4.36	$8.19
March 31, 2009	$9.19	$3.06	$3.84
June 30, 2009	$9.15	$3.65	$6.92
September 30, 2009	$13.16	$5.65	$12.05
December 31, 2009	$14.55	$11.29	$14.05
January 26, 2010*	$14.40	$13.06	$13.29

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBS

Initial price: $13.29

Protection level: 75.00%

Protection price: $9.97

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.244545

Coupon: 11.50% per annum

Maturity: July 29, 2010

Dividend yield: 1.50% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.75%
+ 90%	5.75%		90.75%
+ 80%	5.75%		80.75%
+ 70%	5.75%		70.75%
+ 60%	5.75%		60.75%
+ 50%	5.75%		50.75%
+ 40%	5.75%		40.75%
+ 30%	5.75%		30.75%
+ 20%	5.75%		20.75%
+ 10%	5.75%		10.75%
+ 5%	5.75%		5.75%

0%	5.75%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.25%
- 10%	5.75%	-4.25%	-9.25%
- 20%	5.75%	-14.25%	-19.25%
- 30%	N/A	-24.25%	-29.25%
- 40%	N/A	-34.25%	-39.25%
- 50%	N/A	-44.25%	-49.25%
- 60%	N/A	-54.25%	-59.25%
- 70%	N/A	-64.25%	-69.25%
- 80%	N/A	-74.25%	-79.25%
- 90%	N/A	-84.25%	-89.25%
- 100%	N/A	-94.25%	-99.25%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
January 26, 2010*	$29.20	$26.32	$26.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $26.53

Protection level: 80.00%

Protection price: $21.22

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.693178

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 1.13% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.57%
+ 90%	4.50%		90.57%
+ 80%	4.50%		80.57%
+ 70%	4.50%		70.57%
+ 60%	4.50%		60.57%
+ 50%	4.50%		50.57%
+ 40%	4.50%		40.57%
+ 30%	4.50%		30.57%
+ 20%	4.50%		20.57%
+ 10%	4.50%		10.57%
+ 5%	4.50%		5.57%

0%	4.50%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.43%
- 10%	4.50%	-5.50%	-9.43%
- 20%	4.50%	-15.50%	-19.43%
- 30%	N/A	-25.50%	-29.43%
- 40%	N/A	-35.50%	-39.43%
- 50%	N/A	-45.50%	-49.43%
- 60%	N/A	-55.50%	-59.43%
- 70%	N/A	-65.50%	-69.43%
- 80%	N/A	-75.50%	-79.43%
- 90%	N/A	-85.50%	-89.43%
- 100%	N/A	-95.50%	-99.43%

CIGNA Corporation

According to publicly available information, CIGNA Corporation (the “Company”) and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. The Company’s subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including: health care products and services; group disability, life and accident insurance; and workers’ compensation case management and related services. The Company had consolidated shareholders’ equity of $3.6 billion and assets of $41.4 billion as of December 31, 2008, and revenues of $19.1 billion for the year then ended. The Company’s major insurance subsidiary, Connecticut General Life Insurance Company (“CG Life”), traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

The Company’s revenues are derived principally from premiums, fees, mail order pharmacy, other revenues and investment income.

The linked share’s SEC file number is: 1-8323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.28	$17.63	$19.67
June 30, 2004	$23.51	$19.61	$22.94
September 30, 2004	$23.47	$19.64	$23.21
December 31, 2004	$27.60	$19.38	$27.19
March 31, 2005	$30.91	$26.04	$29.77
June 30, 2005	$36.46	$28.55	$35.68
September 30, 2005	$39.41	$34.27	$39.29
December 30, 2005	$39.94	$35.03	$37.23
March 31, 2006	$44.59	$36.53	$43.54
June 30, 2006	$44.37	$29.35	$32.84
September 29, 2006	$39.83	$30.35	$38.77
December 29, 2006	$44.21	$38.07	$43.86
March 30, 2007	$49.11	$42.33	$47.55
June 29, 2007	$56.87	$47.63	$52.22
September 28, 2007	$54.70	$43.65	$53.29
December 31, 2007	$56.89	$48.21	$53.73
March 31, 2008	$56.98	$36.75	$40.57
June 30, 2008	$44.43	$35.07	$35.39
September 30, 2008	$44.13	$31.76	$33.98
December 31, 2008	$34.47	$8.00	$16.85
March 31, 2009	$23.06	$12.68	$17.59
June 30, 2009	$25.60	$16.84	$24.09
September 30, 2009	$33.00	$23.10	$28.09
December 31, 2009	$38.12	$26.83	$35.27
January 26, 2010*	$39.26	$34.23	$34.36

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CI

Initial price: $34.36

Protection level: 80.00%

Protection price: $27.49

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.103609

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.12% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.06%
+ 90%	4.625%		90.06%
+ 80%	4.625%		80.06%
+ 70%	4.625%		70.06%
+ 60%	4.625%		60.06%
+ 50%	4.625%		50.06%
+ 40%	4.625%		40.06%
+ 30%	4.625%		30.06%
+ 20%	4.625%		20.06%
+ 10%	4.625%		10.06%
+ 5%	4.625%		5.06%

0%	4.625%		0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.94%
- 10%	4.625%	-5.375%	-9.94%
- 20%	4.625%	-15.375%	-19.94%
- 30%	N/A	-25.375%	-29.94%
- 40%	N/A	-35.375%	-39.94%
- 50%	N/A	-45.375%	-49.94%
- 60%	N/A	-55.375%	-59.94%
- 70%	N/A	-65.375%	-69.94%
- 80%	N/A	-75.375%	-79.94%
- 90%	N/A	-85.375%	-89.94%
- 100%	N/A	-95.375%	-99.94%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2008, the Company produced a total of 35.2 million tons of iron ore pellets, including 22.9 million tons for the Company’s account and 12.3 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$8.65	$5.25	$8.18
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
January 26, 2010*	$55.40	$41.12	$41.60

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $41.60

Protection level: 75.00%

Protection price: $31.20

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.038462

Coupon: 12.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.61% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.31%
+ 90%	6.125%		90.31%
+ 80%	6.125%		80.31%
+ 70%	6.125%		70.31%
+ 60%	6.125%		60.31%
+ 50%	6.125%		50.31%
+ 40%	6.125%		40.31%
+ 30%	6.125%		30.31%
+ 20%	6.125%		20.31%
+ 10%	6.125%		10.31%
+ 5%	6.125%		5.31%

0%	6.125%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.69%
- 10%	6.125%	-3.875%	-9.69%
- 20%	6.125%	-13.875%	-19.69%
- 30%	N/A	-23.875%	-29.69%
- 40%	N/A	-33.875%	-39.69%
- 50%	N/A	-43.875%	-49.69%
- 60%	N/A	-53.875%	-59.69%
- 70%	N/A	-63.875%	-69.69%
- 80%	N/A	-73.875%	-79.69%
- 90%	N/A	-83.875%	-89.69%
- 100%	N/A	-93.875%	-99.69%

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2008, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
January 26, 2010*	$57.93	$48.42	$50.01

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $50.01

Protection level: 80.00%

Protection price: $40.01

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.996001

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.80% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.40%
+ 90%	5.00%		90.40%
+ 80%	5.00%		80.40%
+ 70%	5.00%		70.40%
+ 60%	5.00%		60.40%
+ 50%	5.00%		50.40%
+ 40%	5.00%		40.40%
+ 30%	5.00%		30.40%
+ 20%	5.00%		20.40%
+ 10%	5.00%		10.40%
+ 5%	5.00%		5.40%

0%	5.00%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.60%
- 10%	5.00%	-5.00%	-9.60%
- 20%	5.00%	-15.00%	-19.60%
- 30%	N/A	-25.00%	-29.60%
- 40%	N/A	-35.00%	-39.60%
- 50%	N/A	-45.00%	-49.60%
- 60%	N/A	-55.00%	-59.60%
- 70%	N/A	-65.00%	-69.60%
- 80%	N/A	-75.00%	-79.60%
- 90%	N/A	-85.00%	-89.60%
- 100%	N/A	-95.00%	-99.60%

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank (“COB”), a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients; Superior Savings of New England, N.A. (“Superior”) focuses on telephonic and media-based generation of deposits; and Capital One Auto Finance, Inc. (“COAF”), which offers automobile and other motor vehicle financing products. As of January 1, 2008, COAF moved from a principal subsidiary of the Company to become a direct operating subsidiary of CONA. In the third quarter of 2007, the Company shut down the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, an operating subsidiary of CONA. As of December 31, 2008, the Company had $108.6 billion in deposits and $146.9 billion in managed loans outstanding. The Company is among one of the largest issuers of Visa® (“Visa”) and the Company is the 10th largest depository institution in the United States.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
March 31, 2008	$57.68	$37.79	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.93	$51.00
December 31, 2008	$51.74	$23.29	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.79	$11.66	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.57	$38.34
January 26, 2010*	$43.59	$35.15	$35.21

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $35.21

Protection level: 80.00%

Protection price: $28.17

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.401022

Coupon: 8.50% per annum

Maturity: July 29, 2010

Dividend yield: 1.49% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.75%
+ 90%	4.25%		90.75%
+ 80%	4.25%		80.75%
+ 70%	4.25%		70.75%
+ 60%	4.25%		60.75%
+ 50%	4.25%		50.75%
+ 40%	4.25%		40.75%
+ 30%	4.25%		30.75%
+ 20%	4.25%		20.75%
+ 10%	4.25%		10.75%
+ 5%	4.25%		5.75%

0%	4.25%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.25%
- 10%	4.25%	-5.75%	-9.25%
- 20%	4.25%	-15.75%	-19.25%
- 30%	N/A	-25.75%	-29.25%
- 40%	N/A	-35.75%	-39.25%
- 50%	N/A	-45.75%	-49.25%
- 60%	N/A	-55.75%	-59.25%
- 70%	N/A	-65.75%	-69.25%
- 80%	N/A	-75.75%	-79.25%
- 90%	N/A	-85.75%	-89.25%
- 100%	N/A	-95.75%	-99.25%

CEMEX, S.A.B. de C.V.

According to publicly available information, CEMEX, S.A.B. de C.V., (the “Company”) is the third largest ready-mix concrete company in the world, based on installed capacity as of December 31, 2008 of approximately 95.6 million tons. The Company is the largest ready-mix concrete company in the world with annual sales volumes of approximately 77.3 million cubic meters, and one of the largest companies in the world with annual sales volumes of approximately 241 million tons, in each case based on its annual sales volumes in 2008. The Company is also one of the world’s largest traders of cement and clinker, having traded approximately 9 million tons of cement and clinker in 2008. The Company is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.

The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East and Asia.

The linked share’s SEC file number is 001-14946.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.19	$11.54	$13.13
June 30, 2004	$13.81	$11.44	$12.81
September 30, 2004	$13.79	$11.87	$12.39
December 31, 2004	$16.10	$11.95	$16.04
March 31, 2005	$18.72	$15.21	$15.96
June 30, 2005	$19.25	$15.03	$18.68
September 30, 2005	$23.69	$18.44	$23.03
December 30, 2005	$27.29	$20.60	$26.13
March 31, 2006	$29.54	$24.66	$28.75
June 30, 2006	$32.64	$21.54	$25.80
September 29, 2006	$27.89	$24.23	$27.24
December 29, 2006	$30.78	$26.78	$30.68
March 30, 2007	$34.42	$28.26	$29.66
June 29, 2007	$38.36	$28.95	$34.24
September 28, 2007	$35.24	$26.06	$27.76
December 31, 2007	$30.99	$23.02	$23.99
March 31, 2008	$27.32	$19.41	$24.24
June 30, 2008	$31.36	$22.46	$23.75
September 30, 2008	$24.27	$15.29	$16.56
December 31, 2008	$16.43	$3.86	$8.79
March 31, 2009	$10.33	$3.79	$6.01
June 30, 2009	$11.39	$5.93	$9.34
September 30, 2009	$14.58	$7.63	$12.92
December 31, 2009	$13.96	$10.03	$11.82
January 26, 2010*	$12.58	$10.20	$10.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CX

Initial price: $10.73

Protection level: 80.00%

Protection price: $8.58

Physical delivery amount: 93 ($1,000/Initial price)

Fractional shares: 0.196645

Coupon: 11.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
December 31, 2009	$16.20	$12.74	$14.36
January 26, 2010*	$15.20	$13.54	$13.58

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $13.58

Protection level: 80.00%

Protection price: $10.86

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.637703

Coupon: 8.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	N/A	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

Discover Financial Services

According to publicly available information, Discover Financial Services (the “Company”) is a credit card issuer and electronic payment services company. As of November 30, 2008, the Company has $51.1 billion in managed receivables in the United States.

The Company’s revenues increased in 2008 from $4.7 billion to $5.7 billion.

The linked share’s SEC file number is 001-33378.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$32.17	$27.93	$28.50
September 28, 2007	$29.15	$20.25	$20.80
December 31, 2007	$23.33	$14.81	$15.08
March 31, 2008	$17.99	$11.25	$16.37
June 30, 2008	$19.83	$13.01	$13.17
September 30, 2008	$18.15	$11.17	$13.82
December 31, 2008	$14.03	$6.59	$9.53
March 31, 2009	$9.93	$4.73	$6.31
June 30, 2009	$11.64	$6.02	$10.27
September 30, 2009	$16.63	$9.00	$16.23
December 31, 2009	$17.35	$13.85	$14.71
January 26, 2010*	$15.18	$13.32	$13.47

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DFS

Initial price: $13.47

Protection level: 75.00%

Protection price: $10.10

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.239050

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.59% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.30%
+ 90%	5.00%		90.30%
+ 80%	5.00%		80.30%
+ 70%	5.00%		70.30%
+ 60%	5.00%		60.30%
+ 50%	5.00%		50.30%
+ 40%	5.00%		40.30%
+ 30%	5.00%		30.30%
+ 20%	5.00%		20.30%
+ 10%	5.00%		10.30%
+ 5%	5.00%		5.30%

0%	5.00%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.70%
- 10%	5.00%	-5.00%	-9.70%
- 20%	5.00%	-15.00%	-19.70%
- 30%	N/A	-25.00%	-29.70%
- 40%	N/A	-35.00%	-39.70%
- 50%	N/A	-45.00%	-49.70%
- 60%	N/A	-55.00%	-59.70%
- 70%	N/A	-65.00%	-69.70%
- 80%	N/A	-75.00%	-79.70%
- 90%	N/A	-85.00%	-89.70%
- 100%	N/A	-95.00%	-99.70%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty drybulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
January 26, 2010*	$6.95	$5.81	$5.96

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $5.96

Protection level: 70.00%

Protection price: $4.17

Physical delivery amount: 167 ($1,000/Initial price)

Fractional shares: 0.785235

Coupon: 13.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Diana Shipping Inc.

According to publicly available information, Diana Shipping Inc. (the “Company”) is a global provider of shipping transportation services, and specializes in transporting dry bulk cargoes, including commodities such as iron, ore, coal, grain and other materials. The Company is incorporated in the Marshall Islands, and principal executive offices are in Athens, Greece. As of December 31, 2008, the Company’s fleet consists of 19 dry bulk carriers, of which 13 are Panamax and six are Capesize dry bulk carriers.

The linked share’s SEC file number is: 001-32458.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$18.15	$15.60	$16.54
June 30, 2005	$17.20	$13.00	$14.64
September 30, 2005	$16.90	$12.33	$16.50
December 30, 2005	$16.99	$11.50	$12.86
March 31, 2006	$13.59	$11.09	$12.11
June 30, 2006	$12.59	$9.50	$10.75
September 29, 2006	$14.15	$10.00	$13.33
December 29, 2006	$15.95	$13.09	$15.81
March 30, 2007	$20.78	$15.71	$17.61
June 29, 2007	$23.15	$17.51	$22.40
September 28, 2007	$29.68	$19.50	$28.50
December 31, 2007	$45.15	$26.83	$31.46
March 31, 2008	$32.08	$20.15	$26.32
June 30, 2008	$41.10	$25.92	$30.71
September 30, 2008	$32.70	$17.75	$19.69
December 31, 2008	$21.10	$7.00	$12.76
March 31, 2009	$17.49	$10.00	$11.79
June 30, 2009	$19.00	$11.34	$13.32
September 30, 2009	$15.04	$11.93	$13.00
December 31, 2009	$18.24	$12.30	$14.48
January 26, 2010*	$16.61	$14.41	$14.51

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DSX

Initial price: $14.51

Protection level: 75.00%

Protection price: $10.88

Physical delivery amount: 68 ($1,000/Initial price)

Fractional shares: 0.917988

Coupon: 10.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
January 26, 2010*	$12.14	$10.06	$11.19

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.19

Protection level: 75.00%

Protection price: $8.39

Physical delivery amount: 89 ($1,000/Initial price)

Fractional shares: 0.365505

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

First Horizon National Corporation

According to publicly available information, First Horizon National Corporation (the “Company”) is a Tennessee corporation headquartered in Memphis, Tennessee and incorporated in 1968. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is a financial holding company under the provisions of the Gramm-Leach-Bliley Act. At December 31, 2008, the Corporation had total assets of $31.0 billion.

Through its principal subsidiary, First Tennessee Bank National Association and its other banking-related subsidiaries, the Company provides diversified financial services through four business segments. The segments reflect the common activities and operations of aggregated business segments across the various delivery channels: Retail/Commercial Banking, Mortgage Banking, and Capital Markets. In addition, the Corporate segment provides essential support within the Company.

On December 31, 2008, the Company’s subsidiaries had over 200 business locations in 15 U.S. states and Hong Kong, excluding off-premises ATMs. Most of those locations were bank financial centers, mortgage offices, national construction offices, and FTN Financial offices.

The linked share’s SEC file number is: 001-15185.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$43.11	$37.45	$42.26
June 30, 2004	$42.73	$38.00	$40.29
September 30, 2004	$40.67	$37.85	$38.42
December 31, 2004	$39.34	$36.20	$38.20
March 31, 2005	$39.61	$35.35	$36.14
June 30, 2005	$38.50	$34.25	$37.39
September 30, 2005	$39.70	$31.85	$32.21
December 30, 2005	$35.48	$30.82	$34.06
March 31, 2006	$37.10	$32.87	$36.90
June 30, 2006	$38.15	$33.87	$35.62
September 29, 2006	$37.98	$33.48	$33.68
December 29, 2006	$37.21	$33.55	$37.02
March 30, 2007	$40.26	$35.00	$36.80
June 29, 2007	$36.74	$33.62	$34.56
September 28, 2007	$34.91	$23.52	$23.62
December 31, 2007	$25.31	$15.76	$16.08
March 31, 2008	$19.63	$12.37	$12.41
June 30, 2008	$13.49	$6.34	$6.58
September 30, 2008	$13.88	$4.01	$8.55
December 31, 2008	$11.32	$6.38	$9.83
March 31, 2009	$10.84	$6.46	$10.25
June 30, 2009	$13.31	$9.79	$11.64
September 30, 2009	$14.60	$10.63	$13.03
December 31, 2009	$14.24	$11.41	$13.40
January 26, 2010*	$14.27	$12.80	$12.85

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FHN

Initial price: $12.85

Protection level: 80.00%

Protection price: $10.28

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.821012

Coupon: 8.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.00%
+ 90%	4.00%		90.00%
+ 80%	4.00%		80.00%
+ 70%	4.00%		70.00%
+ 60%	4.00%		60.00%
+ 50%	4.00%		50.00%
+ 40%	4.00%		40.00%
+ 30%	4.00%		30.00%
+ 20%	4.00%		20.00%
+ 10%	4.00%		10.00%
+ 5%	4.00%		5.00%

0%	4.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	N/A	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2008, the Company had $119.8 billion in assets. The Company operated 18 affiliates with 1,307 full-service banking centers and 92 Bank Mart locations as of December 31, 2008.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$60.00	$53.27	$55.37
June 30, 2004	$57.00	$51.13	$53.78
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
January 26, 2010*	$12.86	$9.82	$11.71

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $11.71

Protection level: 75.00%

Protection price: $8.78

Physical delivery amount: 85 ($1,000/Initial price)

Fractional shares: 0.397096

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.34% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.17%
+ 90%	5.00%		90.17%
+ 80%	5.00%		80.17%
+ 70%	5.00%		70.17%
+ 60%	5.00%		60.17%
+ 50%	5.00%		50.17%
+ 40%	5.00%		40.17%
+ 30%	5.00%		30.17%
+ 20%	5.00%		20.17%
+ 10%	5.00%		10.17%
+ 5%	5.00%		5.17%

0%	5.00%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.83%
- 10%	5.00%	-5.00%	-9.83%
- 20%	5.00%	-15.00%	-19.83%
- 30%	N/A	-25.00%	-29.83%
- 40%	N/A	-35.00%	-39.83%
- 50%	N/A	-45.00%	-49.83%
- 60%	N/A	-55.00%	-59.83%
- 70%	N/A	-65.00%	-69.83%
- 80%	N/A	-75.00%	-79.83%
- 90%	N/A	-85.00%	-89.83%
- 100%	N/A	-95.00%	-99.83%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
December 31, 2009	$162.20	$115.09	$135.40
January 26, 2010*	$142.46	$109.77	$115.13

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $115.13

Protection level: 75.00%

Protection price: $86.35

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.685833

Coupon: 12.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 30, 2009	$20.17	$12.01	$19.57
December 31, 2009	$24.99	$17.16	$22.25
January 26, 2010*	$28.69	$22.61	$25.82

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $25.82

Protection level: 75.00%

Protection price: $19.37

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.729667

Coupon: 13.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Green Mountain Coffee Roasters, Inc.

According to publicly available information, Green Mountain Coffee Roasters, Inc. (the “Company”) is a leader in the specialty coffee industry. The Company sells over 100 whole bean and ground coffee selections, hot cocoa , teas and coffees in K-Cup® portion packs, Keurig® single-cup brewers and other accessories. In recent years, a significant driver of the Company’s growth has been the sale of K-Cups and Keurig brewing systems. The Company manages its operations through two business segments, Green Mountain Coffee and Keurig, Incorporated. As of August 30, 2009, approximately 30% of the Company’s specialty coffee business unit’s total consolidated sales volume was from fair trade certified coffee.

The linked share’s SEC file number is 001-12340.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$5.36	$4.33	$4.48
June 30, 2004	$4.83	$3.97	$4.13
September 30, 2004	$4.80	$4.00	$4.67
December 31, 2004	$5.88	$4.64	$5.58
March 31, 2005	$6.09	$5.18	$5.33
June 30, 2005	$7.89	$5.22	$7.54
September 30, 2005	$8.87	$6.80	$7.73
December 30, 2005	$9.86	$6.96	$9.02
March 31, 2006	$9.27	$8.44	$8.83
June 30, 2006	$10.03	$7.85	$8.93
September 29, 2006	$9.17	$7.78	$8.18
December 29, 2006	$11.91	$8.00	$10.94
March 30, 2007	$14.56	$10.93	$14.01
June 29, 2007	$18.15	$13.48	$17.50
September 28, 2007	$28.62	$17.37	$22.13
December 31, 2007	$28.00	$19.73	$27.13
March 31, 2008	$27.88	$16.67	$21.10
June 30, 2008	$29.83	$19.40	$25.05
September 30, 2008	$28.00	$20.97	$26.23
December 31, 2008	$27.33	$15.57	$25.80
March 31, 2009	$33.66	$21.40	$32.00
June 30, 2009	$63.63	$30.57	$59.12
September 30, 2009	$75.88	$53.29	$73.84
December 31, 2009	$82.95	$59.60	$81.47
January 26, 2010*	$85.97	$78.12	$80.25

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GMCR

Initial price: $80.25

Protection level: 75.00%

Protection price: $60.19

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.461059

Coupon: 11.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

GameStop Corp.

According to publicly available information, GameStop Corp. (the “Company”) is a retailer of video game products and PC entertainment software. The Company sells new and used video game hardware, video game software and accessories, PC entertainment software, related accessories, and other merchandise.

As of January 31, 2009, the Company operated 6,207 stores in the United States, Australia, Canada and Europe.

The linked share’s SEC file number is 001-32637.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$9.49	$7.53	$9.01
June 30, 2004	$9.37	$7.24	$7.61
September 30, 2004	$9.38	$7.19	$9.26
December 31, 2004	$11.76	$9.10	$11.18
March 31, 2005	$11.81	$9.27	$11.08
June 30, 2005	$17.13	$10.37	$16.36
September 30, 2005	$19.18	$14.30	$15.74
December 30, 2005	$19.09	$15.00	$15.91
March 31, 2006	$23.97	$15.58	$23.57
June 30, 2006	$24.84	$18.06	$21.00
September 29, 2006	$24.75	$18.08	$23.14
December 29, 2006	$29.21	$22.82	$27.56
March 30, 2007	$32.98	$25.30	$32.57
June 29, 2007	$41.17	$32.31	$39.10
September 28, 2007	$59.21	$37.40	$56.35
December 31, 2007	$63.50	$47.61	$62.11
March 31, 2008	$62.26	$40.80	$51.71
June 30, 2008	$59.13	$40.27	$40.40
September 30, 2008	$47.69	$32.80	$34.21
December 31, 2008	$38.42	$16.91	$21.66
March 31, 2009	$29.08	$21.04	$28.02
June 30, 2009	$32.79	$20.45	$22.01
September 30, 2009	$27.32	$20.03	$26.47
December 31, 2009	$28.61	$20.70	$21.94
January 26, 2010*	$24.10	$19.43	$19.64

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GME

Initial price: $19.64

Protection level: 80.00%

Protection price: $15.71

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.916497

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2008, the Company’s net sales were approximately $19.5 billion and it had a net loss in 2008 of $77 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
January 26, 2010*	$16.39	$13.02	$13.40

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $13.40

Protection level: 75.00%

Protection price: $10.05

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.626866

Coupon: 11.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-5.00%
- 10%	5.625%	-4.375%	-10.00%
- 20%	5.625%	-14.375%	-20.00%
- 30%	N/A	-24.375%	-30.00%
- 40%	N/A	-34.375%	-40.00%
- 50%	N/A	-44.375%	-50.00%
- 60%	N/A	-54.375%	-60.00%
- 70%	N/A	-64.375%	-70.00%
- 80%	N/A	-74.375%	-80.00%
- 90%	N/A	-84.375%	-90.00%
- 100%	N/A	-94.375%	-100.00%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. In February 2008, the Company acquired N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), a producer in conveyor systems for bulk material handling in mining and industrial applications. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Sales of original equipment for the mining industry, as a class of products, accounted for 45%, 42%, and 37% of our consolidated sales for fiscal 2009, 2008, and 2007, respectively. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
December 31, 2009	$59.27	$43.81	$51.59
January 26, 2010*	$61.28	$47.29	$47.70

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $47.70

Protection level: 75.00%

Protection price: $35.78

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.964361

Coupon: 10.25% per annum

Maturity: July 29, 2010

Dividend yield: 1.47% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.74%
+ 90%	5.125%		90.74%
+ 80%	5.125%		80.74%
+ 70%	5.125%		70.74%
+ 60%	5.125%		60.74%
+ 50%	5.125%		50.74%
+ 40%	5.125%		40.74%
+ 30%	5.125%		30.74%
+ 20%	5.125%		20.74%
+ 10%	5.125%		10.74%
+ 5%	5.125%		5.74%

0%	5.125%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.26%
- 10%	5.125%	-4.875%	-9.26%
- 20%	5.125%	-14.875%	-19.26%
- 30%	N/A	-24.875%	-29.26%
- 40%	N/A	-34.875%	-39.26%
- 50%	N/A	-44.875%	-49.26%
- 60%	N/A	-54.875%	-59.26%
- 70%	N/A	-64.875%	-69.26%
- 80%	N/A	-74.875%	-79.26%
- 90%	N/A	-84.875%	-89.26%
- 100%	N/A	-94.875%	-99.26%

Lexmark International, Inc.

According to publicly available information, Lexmark International, Inc. (the “Company”) is a Delaware Corporation that is a developer, manufacturer and supplier of printing and imaging solutions for offices and homes. The Company’s products include laser printers, inkjet printers, multifunction devices, and associated supplies, services and solutions. The Company develops and owns most of the technology for its laser and inkjet products and related solutions.

As of December 31, 2008, the revenue derived from international sales accounts for approximately 59% of the Company’s consolidated revenue. The Company’s products are sold in more than 150 countries around the world.

The linked share’s SEC file number is 001-14050.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$92.55	$76.04	$92.00
June 30, 2004	$97.50	$89.80	$96.53
September 30, 2004	$96.85	$79.20	$84.01
December 31, 2004	$90.50	$77.50	$85.00
March 31, 2005	$86.62	$77.65	$79.97
June 30, 2005	$80.30	$64.11	$64.83
September 30, 2005	$70.63	$59.56	$61.05
December 30, 2005	$61.45	$39.33	$44.83
March 31, 2006	$52.20	$44.09	$45.38
June 30, 2006	$57.90	$44.50	$55.83
September 29, 2006	$59.77	$49.71	$57.66
December 29, 2006	$74.64	$57.55	$73.20
March 30, 2007	$73.20	$56.81	$58.46
June 29, 2007	$62.87	$48.17	$49.31
September 28, 2007	$50.00	$35.29	$41.53
December 31, 2007	$44.15	$32.35	$34.86
March 31, 2008	$37.73	$26.55	$30.72
June 30, 2008	$37.55	$30.22	$33.43
September 30, 2008	$37.01	$29.68	$32.57
December 31, 2008	$33.70	$22.14	$26.90
March 31, 2009	$29.16	$15.15	$16.87
June 30, 2009	$20.56	$14.82	$15.85
September 30, 2009	$22.53	$14.24	$21.54
December 31, 2009	$28.81	$19.77	$25.98
January 26, 2010*	$28.22	$25.10	$27.40

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LXK

Initial price: $27.40

Protection level: 80.00%

Protection price: $21.92

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.496350

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Macy’s, Inc.

According to publicly available information, Macy’s, Inc. (“the Company”) is a Delaware corporation that has been operating department stores since 1820. The Company’s executive offices are located in Cincinnati, Ohio and New York, New York.

As of January 31, 2009, the Company’s continuing operations had approximately 167,000 regular full-time and part-time employees.

The linked share’s SEC file number is 001-13536.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.33	$22.80	$27.03
June 30, 2004	$27.53	$22.37	$24.55
September 30, 2004	$24.75	$21.40	$22.72
December 31, 2004	$29.08	$22.20	$28.90
March 31, 2005	$32.25	$27.10	$31.82
June 30, 2005	$37.75	$28.30	$36.64
September 30, 2005	$39.03	$31.35	$33.44
December 30, 2005	$34.99	$28.85	$33.17
March 31, 2006	$37.45	$32.43	$36.50
June 30, 2006	$39.69	$33.46	$36.60
September 29, 2006	$43.82	$32.57	$43.21
December 29, 2006	$45.01	$37.39	$38.13
March 30, 2007	$46.70	$36.56	$45.05
June 29, 2007	$46.52	$38.07	$39.78
September 28, 2007	$45.50	$28.51	$32.32
December 31, 2007	$35.76	$24.70	$25.87
March 31, 2008	$28.32	$20.94	$23.06
June 30, 2008	$27.08	$18.95	$19.42
September 30, 2008	$22.96	$14.34	$17.98
December 31, 2008	$17.81	$5.07	$10.35
March 31, 2009	$11.93	$6.27	$8.90
June 30, 2009	$15.29	$8.50	$11.76
September 30, 2009	$19.16	$10.27	$18.29
December 31, 2009	$20.84	$15.49	$16.76
January 26, 2010*	$17.66	$15.39	$15.82

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: M

Initial price: $15.82

Protection level: 75.00%

Protection price: $11.87

Physical delivery amount: 63 ($1,000/Initial price)

Fractional shares: 0.211125

Coupon: 12.25% per annum

Maturity: July 29, 2010

Dividend yield: 1.26% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.63%
+ 90%	6.125%		90.63%
+ 80%	6.125%		80.63%
+ 70%	6.125%		70.63%
+ 60%	6.125%		60.63%
+ 50%	6.125%		50.63%
+ 40%	6.125%		40.63%
+ 30%	6.125%		30.63%
+ 20%	6.125%		20.63%
+ 10%	6.125%		10.63%
+ 5%	6.125%		5.63%

0%	6.125%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.37%
- 10%	6.125%	-3.875%	-9.37%
- 20%	6.125%	-13.875%	-19.37%
- 30%	N/A	-23.875%	-29.37%
- 40%	N/A	-33.875%	-39.37%
- 50%	N/A	-43.875%	-49.37%
- 60%	N/A	-53.875%	-59.37%
- 70%	N/A	-63.875%	-69.37%
- 80%	N/A	-73.875%	-79.37%
- 90%	N/A	-83.875%	-89.37%
- 100%	N/A	-93.875%	-99.37%

Manpower Inc.

According to publicly available information, Manpower Inc. (the “Company”) is a company that specializes in the employment services industry. The Company’s global network includes over 4,400 offices in 82 countries and territories as of December 31, 2008.

The Company’s five major brands are Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. These brands provide a comprehensive range of services for the employment and business cyle. The Company has been in business since 1948, with shares listed in the New York Stock Exchange since 1967.

The linked share’s SEC file number is 001-10686.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$49.57	$41.10	$46.50
June 30, 2004	$51.14	$45.84	$50.77
September 30, 2004	$50.77	$38.49	$44.49
December 31, 2004	$49.95	$41.17	$48.30
March 31, 2005	$48.87	$41.75	$43.52
June 30, 2005	$43.75	$38.06	$39.78
September 30, 2005	$48.18	$39.95	$44.39
December 30, 2005	$48.20	$42.45	$46.50
March 31, 2006	$57.33	$45.05	$57.18
June 30, 2006	$69.60	$56.02	$64.60
September 29, 2006	$65.42	$54.64	$61.27
December 29, 2006	$77.13	$60.60	$74.93
March 30, 2007	$79.17	$70.20	$73.77
June 29, 2007	$94.70	$72.15	$92.24
September 28, 2007	$97.28	$60.77	$64.35
December 31, 2007	$77.48	$55.51	$56.90
March 31, 2008	$61.00	$47.25	$56.26
June 30, 2008	$70.71	$54.21	$58.24
September 30, 2008	$58.93	$39.00	$43.16
December 31, 2008	$42.84	$22.63	$33.99
March 31, 2009	$36.07	$23.42	$31.53
June 30, 2009	$46.06	$30.23	$42.34
September 30, 2009	$58.45	$38.30	$56.71
December 31, 2009	$63.00	$45.52	$54.58
January 26, 2010*	$60.30	$51.02	$52.03

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MAN

Initial price: $52.03

Protection level: 80.00%

Protection price: $41.62

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.219681

Coupon: 8.50% per annum

Maturity: July 29, 2010

Dividend yield: 1.42% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.71%
+ 90%	4.25%		90.71%
+ 80%	4.25%		80.71%
+ 70%	4.25%		70.71%
+ 60%	4.25%		60.71%
+ 50%	4.25%		50.71%
+ 40%	4.25%		40.71%
+ 30%	4.25%		30.71%
+ 20%	4.25%		20.71%
+ 10%	4.25%		10.71%
+ 5%	4.25%		5.71%

0%	4.25%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.29%
- 10%	4.25%	-5.75%	-9.29%
- 20%	4.25%	-15.75%	-19.29%
- 30%	N/A	-25.75%	-29.29%
- 40%	N/A	-35.75%	-39.29%
- 50%	N/A	-45.75%	-49.29%
- 60%	N/A	-55.75%	-59.29%
- 70%	N/A	-65.75%	-69.29%
- 80%	N/A	-75.75%	-79.29%
- 90%	N/A	-85.75%	-89.29%
- 100%	N/A	-95.75%	-99.29%

Mariner Energy, Inc.

According to publicly available information, Mariner Energy, Inc. (the “Company”) is an independent oil and gas exploration, development, and production company. The Company was incorporated in August 1983 as a Delaware corporation and its corporate headquarters are located in Houston, Texas.

The Company currently operates in three geographic areas—Permian Basin, Gulf of Mexico Deepwater, and Gulf of Mexico Shelf. During 2008, the Company produced approximately 118.4 Bcfe and the average daily production rate was 323 MMcfe per day.

The linked share’s SEC file number is 001-32747.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$21.70	$18.05	$20.51
June 30, 2006	$20.65	$14.81	$18.37
September 29, 2006	$19.68	$15.95	$18.37
December 29, 2006	$21.35	$17.68	$19.60
March 30, 2007	$20.55	$16.88	$19.13
June 29, 2007	$25.86	$19.20	$24.25
September 28, 2007	$25.43	$17.82	$20.71
December 31, 2007	$25.00	$19.78	$22.88
March 31, 2008	$30.06	$22.86	$27.01
June 30, 2008	$37.38	$26.60	$36.97
September 30, 2008	$37.25	$19.20	$20.50
December 31, 2008	$20.43	$6.86	$10.20
March 31, 2009	$12.84	$6.46	$7.75
June 30, 2009	$15.74	$7.49	$11.75
September 30, 2009	$15.41	$9.65	$14.18
December 31, 2009	$16.66	$11.35	$11.61
January 26, 2010*	$14.08	$11.84	$13.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ME

Initial price: $13.67

Protection level: 75.00%

Protection price: $10.25

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.152890

Coupon: 11.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-5.00%
- 10%	5.625%	-4.375%	-10.00%
- 20%	5.625%	-14.375%	-20.00%
- 30%	N/A	-24.375%	-30.00%
- 40%	N/A	-34.375%	-40.00%
- 50%	N/A	-44.375%	-50.00%
- 60%	N/A	-54.375%	-60.00%
- 70%	N/A	-64.375%	-70.00%
- 80%	N/A	-74.375%	-80.00%
- 90%	N/A	-84.375%	-90.00%
- 100%	N/A	-94.375%	-100.00%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
September 30, 2009	$55.73	$39.39	$48.07
December 31, 2009	$62.45	$45.00	$59.73
January 26, 2010*	$68.25	$57.06	$58.58

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $58.58

Protection level: 80.00%

Protection price: $46.86

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.070673

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 2.56% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		101.28%
+ 90%	4.50%		91.28%
+ 80%	4.50%		81.28%
+ 70%	4.50%		71.28%
+ 60%	4.50%		61.28%
+ 50%	4.50%		51.28%
+ 40%	4.50%		41.28%
+ 30%	4.50%		31.28%
+ 20%	4.50%		21.28%
+ 10%	4.50%		11.28%
+ 5%	4.50%		6.28%

0%	4.50%		1.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.72%
- 10%	4.50%	-5.50%	-8.72%
- 20%	4.50%	-15.50%	-18.72%
- 30%	N/A	-25.50%	-28.72%
- 40%	N/A	-35.50%	-38.72%
- 50%	N/A	-45.50%	-48.72%
- 60%	N/A	-55.50%	-58.72%
- 70%	N/A	-65.50%	-68.72%
- 80%	N/A	-75.50%	-78.72%
- 90%	N/A	-85.50%	-88.72%
- 100%	N/A	-95.50%	-98.72%

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provides technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2008, the Company’s net sales were $30.1 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
December 31, 2009	$9.36	$7.67	$7.76
January 26, 2010*	$8.26	$7.15	$7.19

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $7.19

Protection level: 75.00%

Protection price: $5.39

Physical delivery amount: 139 ($1,000/Initial price)

Fractional shares: 0.082058

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with approximately 528 actively marketed land drilling rigs as of December 31, 2008. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa.

The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 592 land workover and well-servicing rigs in the United States, primarily in the south-western and western United States, and approximately 171 land workover and well-servicing rigs in Canada.

The Company is a leading provider of offshore platform workover and drilling rigs, and owns 37 platform, 13 jack-up units and 3 barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 51% ownership interest in a joint venture in Saudi Arabia, which owns 9 rigs.

The Company was formed as a Bermuda-exempt company on December 11, 2001. Through predecessors and acquired entities, it has been continuously operating in the drilling sector since the early 1900s. The Company’s principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda. Its phone number is (441) 292-1510.

The linked share’s SEC file number is 000-49887.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 29, 2007	$36.42	$29.59	$33.38
September 28, 2007	$33.80	$27.05	$30.77
December 31, 2007	$31.23	$26.21	$27.39
March 31, 2008	$34.14	$23.61	$33.77
June 30, 2008	$50.57	$33.06	$49.23
September 30, 2008	$50.35	$22.51	$24.92
December 31, 2008	$24.52	$9.72	$11.97
March 31, 2009	$14.04	$8.25	$9.99
June 30, 2009	$19.78	$9.40	$15.58
September 30, 2009	$21.48	$13.78	$20.90
December 31, 2009	$24.07	$19.18	$21.89
January 26, 2010*	$27.05	$22.47	$24.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $24.18

Protection level: 80.00%

Protection price: $19.34

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.356493

Coupon: 9.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing approximately 10 million subscribers access to approximately 100,000 DVD titles plus a growing library of more than 12,000 choices that can be watched instantly on their personal computers, or PCs as of December 31, 2008. The Company offers nine subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
January 26, 2010*	$55.61	$48.52	$49.95

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $49.95

Protection level: 80.00%

Protection price: $39.96

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.020020

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

NBTY, Inc.

According to publicly available information, NBTY, Inc. (the “Company”) is a leading vertically integrated manufacturer, marketer and retailer of a broad line of high quality, value-priced nutritional supplements in the United States and throughout the world. Under a number of the Company’s and third-party brands, the Company offers over 25,000 products under numerous brands, including Nature’s Bounty®, Vitamin World®, Puritan’s Pride®, Holland & Barrett®, Rexall®, Osteo-Bi-Flex®, Flex-a-min®, Knox®, Sundown®, MET-Rx®, WORLDWIDE Sport Nutrition®, American Health®, DeTuinen®, Le Naturiste™, SISU®, Solgar® and Ester-C® as of December 31, 2008.

The Company was incorporated in Delaware in 1979 under the name Nature’s Bounty, Inc. On March 26, 1995, the Company changed its name to NBTY, Inc. The Company’s principal executive offices are at 90 Orville Drive, Bohemia, New York 11716.

The linked share’s SEC file number is 001-31788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$38.11	$26.74	$37.18
June 30, 2004	$39.60	$26.25	$29.39
September 30, 2004	$29.86	$19.45	$21.56
December 31, 2004	$29.15	$21.75	$24.01
March 31, 2005	$27.69	$22.12	$25.09
June 30, 2005	$26.65	$19.95	$25.94
September 30, 2005	$26.00	$19.48	$23.50
December 30, 2005	$23.92	$16.20	$16.25
March 31, 2006	$24.00	$15.54	$22.52
June 30, 2006	$26.75	$21.30	$23.91
September 29, 2006	$32.19	$22.85	$29.27
December 29, 2006	$42.20	$26.82	$41.57
March 30, 2007	$55.14	$39.68	$53.04
June 29, 2007	$54.25	$39.62	$43.20
September 28, 2007	$46.67	$33.49	$40.60
December 31, 2007	$41.40	$25.31	$27.40
March 31, 2008	$32.55	$21.95	$29.95
June 30, 2008	$36.94	$26.00	$32.06
September 30, 2008	$37.22	$26.95	$29.52
December 31, 2008	$29.98	$13.24	$15.65
March 31, 2009	$19.26	$12.24	$14.08
June 30, 2009	$28.95	$13.75	$28.12
September 30, 2009	$40.46	$27.03	$39.58
December 31, 2009	$44.88	$35.52	$43.54
January 26, 2010*	$45.81	$41.48	$42.71

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTY

Initial price: $42.71

Protection level: 80.00%

Protection price: $34.17

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.413720

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Principal Financial Group, Inc.

According to publicly available information, Principal Financial Group, Inc. (the “Company”) is a provider of retirement savings, investment and insurance products and services with $247.0 billion in assets under management and approximately 19.1 million customers worldwide as of December 31, 2008.

The Company’s U.S. and international operations concentrate primarily on asset accumulation and asset management. The Company offers a broad range of individual and group life insurance, group health insurance, individual and group disability insurance and group dental and vision insurance.

The linked share’s SEC file number is 001-16725.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$37.36	$32.13	$35.63
June 30, 2004	$36.49	$32.09	$34.78
September 30, 2004	$36.55	$32.01	$35.97
December 31, 2004	$41.26	$34.20	$40.94
March 31, 2005	$41.96	$37.61	$38.49
June 30, 2005	$42.30	$36.80	$41.90
September 30, 2005	$48.37	$41.80	$47.37
December 30, 2005	$52.00	$45.81	$47.43
March 31, 2006	$50.72	$45.91	$48.80
June 30, 2006	$55.93	$48.51	$55.65
September 29, 2006	$56.47	$52.62	$54.28
December 29, 2006	$59.40	$53.75	$58.70
March 30, 2007	$64.17	$57.87	$59.87
June 29, 2007	$64.34	$56.56	$58.29
September 28, 2007	$63.24	$51.52	$63.09
December 31, 2007	$70.83	$60.55	$68.84
March 31, 2008	$68.89	$47.23	$55.72
June 30, 2008	$59.53	$41.90	$41.97
September 30, 2008	$51.95	$34.80	$43.49
December 31, 2008	$44.01	$8.79	$22.57
March 31, 2009	$24.76	$5.41	$8.18
June 30, 2009	$24.90	$7.74	$18.84
September 30, 2009	$30.86	$16.77	$27.39
December 31, 2009	$30.06	$22.20	$24.04
January 26, 2010*	$26.98	$23.19	$23.36

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFG

Initial price: $23.36

Protection level: 75.00%

Protection price: $17.52

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.808219

Coupon: 10.75% per annum

Maturity: July 29, 2010

Dividend yield: 2.14% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		101.07%
+ 90%	5.375%		91.07%
+ 80%	5.375%		81.07%
+ 70%	5.375%		71.07%
+ 60%	5.375%		61.07%
+ 50%	5.375%		51.07%
+ 40%	5.375%		41.07%
+ 30%	5.375%		31.07%
+ 20%	5.375%		21.07%
+ 10%	5.375%		11.07%
+ 5%	5.375%		6.07%

0%	5.375%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-3.93%
- 10%	5.375%	-4.625%	-8.93%
- 20%	5.375%	-14.625%	-18.93%
- 30%	N/A	-24.625%	-28.93%
- 40%	N/A	-34.625%	-38.93%
- 50%	N/A	-44.625%	-48.93%
- 60%	N/A	-54.625%	-58.93%
- 70%	N/A	-64.625%	-68.93%
- 80%	N/A	-74.625%	-78.93%
- 90%	N/A	-84.625%	-88.93%
- 100%	N/A	-94.625%	-98.93%

Pioneer Natural Resources Company

According to publicly available information, Pioneer Natural Resources Company (the “Company”) is a Delaware corporation that is a large independent oil and gas exploration and production company with current operations in United States, South Africa, and Tunisia. The Company’s executive offices are in Irving, Texas.

As of December 31, 2008, the Company had 1,824 employees, of which 1,128 are employed in field and plant operations.

The linked share’s SEC file number is 001-13245.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$34.68	$29.60	$32.30
June 30, 2004	$35.18	$29.27	$35.08
September 30, 2004	$37.50	$31.03	$34.48
December 31, 2004	$36.85	$30.80	$35.10
March 31, 2005	$44.82	$32.91	$42.72
June 30, 2005	$45.22	$36.67	$42.08
September 30, 2005	$56.35	$39.66	$54.92
December 30, 2005	$55.98	$45.39	$51.27
March 31, 2006	$54.46	$38.02	$44.25
June 30, 2006	$46.75	$36.44	$46.41
September 29, 2006	$46.70	$37.07	$39.12
December 29, 2006	$44.46	$36.48	$39.69
March 30, 2007	$43.62	$37.18	$43.11
June 29, 2007	$54.17	$42.60	$48.71
September 28, 2007	$49.78	$39.43	$44.98
December 31, 2007	$54.87	$42.92	$48.84
March 31, 2008	$50.00	$36.43	$49.12
June 30, 2008	$81.26	$48.50	$78.28
September 30, 2008	$82.21	$46.25	$52.28
December 31, 2008	$52.26	$14.03	$16.18
March 31, 2009	$20.44	$11.89	$16.47
June 30, 2009	$30.56	$15.67	$25.50
September 30, 2009	$36.74	$21.78	$36.29
December 31, 2009	$49.98	$33.50	$48.17
January 26, 2010*	$54.03	$45.80	$45.94

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXD

Initial price: $45.94

Protection level: 80.00%

Protection price: $36.75

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.767523

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.09%
+ 90%	5.00%		90.09%
+ 80%	5.00%		80.09%
+ 70%	5.00%		70.09%
+ 60%	5.00%		60.09%
+ 50%	5.00%		50.09%
+ 40%	5.00%		40.09%
+ 30%	5.00%		30.09%
+ 20%	5.00%		20.09%
+ 10%	5.00%		10.09%
+ 5%	5.00%		5.09%

0%	5.00%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.91%
- 10%	5.00%	-5.00%	-9.91%
- 20%	5.00%	-15.00%	-19.91%
- 30%	N/A	-25.00%	-29.91%
- 40%	N/A	-35.00%	-39.91%
- 50%	N/A	-45.00%	-49.91%
- 60%	N/A	-55.00%	-59.91%
- 70%	N/A	-65.00%	-69.91%
- 80%	N/A	-75.00%	-79.91%
- 90%	N/A	-85.00%	-89.91%
- 100%	N/A	-95.00%	-99.91%

Regions Financial Corporation

According to publicly available information, Regions Financial Corporation (the “Company”) is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. The Company provides traditional, commercial, retail, and mortgage banking services, and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and other specialty financing.

As of December 31, 2008, the Company had total consolidated assets of approximately $146.2 billion.

The linked share’s SEC file number is 000-50731.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.94	$28.71	$29.58
June 30, 2004	$31.15	$27.26	$29.60
September 30, 2004	$33.57	$29.40	$33.06
December 31, 2004	$35.97	$32.95	$35.59
March 31, 2005	$35.52	$31.66	$32.40
June 30, 2005	$34.50	$31.30	$33.88
September 30, 2005	$35.54	$30.44	$31.12
December 30, 2005	$35.01	$29.16	$34.16
March 31, 2006	$36.32	$32.89	$35.17
June 30, 2006	$36.66	$32.66	$33.12
September 29, 2006	$37.36	$32.37	$36.79
December 29, 2006	$39.09	$36.25	$37.40
March 30, 2007	$38.17	$33.84	$35.37
June 29, 2007	$36.66	$32.87	$33.10
September 28, 2007	$34.44	$28.90	$29.48
December 31, 2007	$31.23	$22.84	$23.65
March 31, 2008	$25.84	$18.50	$19.75
June 30, 2008	$24.31	$10.31	$10.91
September 30, 2008	$19.80	$6.42	$9.60
December 31, 2008	$14.49	$6.85	$7.96
March 31, 2009	$9.07	$2.35	$4.26
June 30, 2009	$7.60	$3.67	$4.04
September 30, 2009	$6.91	$3.31	$6.21
December 31, 2009	$6.29	$4.62	$5.29
January 26, 2010*	$7.27	$5.33	$6.08

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RF

Initial price: $6.08

Protection level: 70.00%

Protection price: $4.26

Physical delivery amount: 164 ($1,000/Initial price)

Fractional shares: 0.473684

Coupon: 11.25% per annum

Maturity: July 29, 2010

Dividend yield: 2.14% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.07%
+ 90%	5.625%		91.07%
+ 80%	5.625%		81.07%
+ 70%	5.625%		71.07%
+ 60%	5.625%		61.07%
+ 50%	5.625%		51.07%
+ 40%	5.625%		41.07%
+ 30%	5.625%		31.07%
+ 20%	5.625%		21.07%
+ 10%	5.625%		11.07%
+ 5%	5.625%		6.07%

0%	5.625%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.93%
- 10%	5.625%	-4.375%	-8.93%
- 20%	5.625%	-14.375%	-18.93%
- 30%	5.625%	-24.375%	-28.93%
- 40%	N/A	-34.375%	-38.93%
- 50%	N/A	-44.375%	-48.93%
- 60%	N/A	-54.375%	-58.93%
- 70%	N/A	-64.375%	-68.93%
- 80%	N/A	-74.375%	-78.93%
- 90%	N/A	-84.375%	-88.93%
- 100%	N/A	-94.375%	-98.93%

Rambus Inc.

According to publicly available information, Rambus Inc. (the “Company”), designs, develops and licenses chip interface technologies and architectures that are foundational to nearly all digital electronics products. The Company’s chip interface technologies are designed to improve the performance, power efficiency, time-to-market and cost-effectiveness of there customers’ semiconductor and system products for computing, gaming and graphics, consumer electronics and mobile applications.

As of December 31, 2008, the Company’s chip interface technologies are covered by more than 735 U.S. and foreign patents. Additionally, the Company has approximately 500 patent applications pending. These patents and patent applications cover important inventions in memory and logic chip interfaces, in addition to other technologies. The Company believes that our chip interface technologies provide there customers a means to achieve higher performance, improved power efficiency, lower risk, and greater cost-effectiveness in their semiconductor and system products.

The Company was founded in 1990 and reincorporated in Delaware in March 1997. The Company’s principal executive offices are located at 4440 El Camino Real, Los Altos, California. The Company Internet address is www.rambus.com.

The linked share’s SEC file number is 0-22339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.55	$23.59	$28.03
June 30, 2004	$29.69	$15.57	$17.77
September 30, 2004	$18.25	$12.37	$15.69
December 31, 2004	$27.85	$14.87	$23.00
March 31, 2005	$23.79	$12.95	$15.07
June 30, 2005	$16.13	$13.16	$13.38
September 30, 2005	$14.65	$10.22	$12.10
December 30, 2005	$17.98	$10.75	$16.19
March 31, 2006	$40.22	$17.50	$39.34
June 30, 2006	$46.98	$19.79	$22.81
September 29, 2006	$25.38	$10.25	$17.44
December 29, 2006	$23.83	$15.87	$18.93
March 30, 2007	$23.95	$17.32	$21.25
June 29, 2007	$22.00	$17.69	$17.98
September 28, 2007	$19.60	$12.05	$19.11
December 31, 2007	$22.20	$17.64	$20.94
March 31, 2008	$26.41	$14.64	$23.31
June 30, 2008	$24.85	$18.61	$19.07
September 30, 2008	$18.90	$12.29	$12.85
December 31, 2008	$16.59	$4.95	$15.92
March 31, 2009	$18.70	$5.99	$9.46
June 30, 2009	$19.64	$9.07	$15.49
September 30, 2009	$19.93	$14.33	$17.40
December 31, 2009	$25.54	$15.54	$24.40
January 26, 2010*	$25.95	$19.98	$23.94

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RMBS

Initial price: $23.94

Protection level: 55.00%

Protection price: $13.17

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.771094

Coupon: 20.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

RadioShack Corporation

According to publicly available information, RadioShack Corporation (the “Company”) was incorporated in Delaware in 1967. The Company primarily engages in the retail sale of consumer electronics goods and services through the RadioShack store chain and non-RadioShack granded kiosk operations. The strategy is to provide cost-effective solutions to meet the routine electronics needs and distinct electronics wants of the customers. At December 31, 2008, the Company operated 4,453 U.S. company-operated stores under the RadioShack brand located throughout the United States, as well as in Puerto Rico and the U.S. Virgin Islands.

The linked share’s SEC file number is 001-05571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.21	$28.86	$33.16
June 30, 2004	$33.73	$28.28	$28.63
September 30, 2004	$31.25	$26.04	$28.64
December 31, 2004	$34.00	$28.10	$32.88
March 31, 2005	$34.48	$23.75	$24.50
June 30, 2005	$26.43	$23.11	$23.17
September 30, 2005	$27.23	$22.81	$24.80
December 30, 2005	$25.00	$20.55	$21.03
March 31, 2006	$23.35	$18.57	$19.23
June 30, 2006	$19.00	$13.98	$14.00
September 29, 2006	$19.80	$13.73	$19.30
December 29, 2006	$20.50	$16.42	$16.78
March 30, 2007	$27.88	$16.69	$27.03
June 29, 2007	$35.00	$26.66	$33.14
September 28, 2007	$34.98	$20.10	$20.66
December 31, 2007	$23.41	$16.72	$16.86
March 31, 2008	$19.46	$13.76	$16.25
June 30, 2008	$17.62	$11.93	$12.27
September 30, 2008	$19.79	$11.56	$17.28
December 31, 2008	$17.20	$8.06	$11.94
March 31, 2009	$12.95	$6.47	$8.57
June 30, 2009	$15.20	$8.40	$13.96
September 30, 2009	$17.45	$12.66	$16.57
December 31, 2009	$20.56	$14.83	$19.50
January 26, 2010*	$21.56	$19.60	$19.84

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RSH

Initial price: $19.84

Protection level: 75.00%

Protection price: $14.88

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.403226

Coupon: 10.75% per annum

Maturity: July 29, 2010

Dividend yield: 1.26% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.63%
+ 90%	5.375%		90.63%
+ 80%	5.375%		80.63%
+ 70%	5.375%		70.63%
+ 60%	5.375%		60.63%
+ 50%	5.375%		50.63%
+ 40%	5.375%		40.63%
+ 30%	5.375%		30.63%
+ 20%	5.375%		20.63%
+ 10%	5.375%		10.63%
+ 5%	5.375%		5.63%

0%	5.375%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.37%
- 10%	5.375%	-4.625%	-9.37%
- 20%	5.375%	-14.625%	-19.37%
- 30%	N/A	-24.625%	-29.37%
- 40%	N/A	-34.625%	-39.37%
- 50%	N/A	-44.625%	-49.37%
- 60%	N/A	-54.625%	-59.37%
- 70%	N/A	-64.625%	-69.37%
- 80%	N/A	-74.625%	-79.37%
- 90%	N/A	-84.625%	-89.37%
- 100%	N/A	-94.625%	-99.37%

Smithfield Foods, Inc.

According to publicly available information, Smithfield Foods, Inc. (the “Company”) is a pork processor and hog producer. The Company produces and markets a wide variety of fresh meat and packaged meats both domestically and internationally.

The Company’s principal executive offices are located in Smithfield, Virginia.

The linked share’s SEC file number is 001-15321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.41	$20.10	$27.12
June 30, 2004	$30.90	$25.91	$29.40
September 30, 2004	$29.80	$23.41	$25.00
December 31, 2004	$29.98	$23.28	$29.59
March 31, 2005	$34.60	$27.77	$31.55
June 30, 2005	$32.07	$27.20	$27.27
September 30, 2005	$29.70	$25.75	$29.68
December 30, 2005	$31.45	$28.50	$30.60
March 31, 2006	$31.10	$25.76	$29.34
June 30, 2006	$29.48	$25.69	$28.83
September 29, 2006	$30.51	$26.86	$27.02
December 29, 2006	$27.26	$25.11	$25.66
March 30, 2007	$30.04	$24.40	$29.95
June 29, 2007	$33.27	$29.88	$30.79
September 28, 2007	$35.79	$27.85	$31.50
December 31, 2007	$32.26	$27.35	$28.92
March 31, 2008	$29.56	$23.75	$25.76
June 30, 2008	$32.18	$19.38	$19.88
September 30, 2008	$26.74	$13.98	$15.88
December 31, 2008	$18.17	$5.40	$14.07
March 31, 2009	$15.14	$5.56	$9.46
June 30, 2009	$14.30	$8.45	$13.97
September 30, 2009	$14.56	$11.37	$13.80
December 31, 2009	$17.62	$12.16	$15.19
January 26, 2010*	$17.05	$15.24	$15.55

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SFD

Initial price: $15.55

Protection level: 75.00%

Protection price: $11.66

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.308682

Coupon: 11.75% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2008. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2008.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
January 26, 2010*	$17.80	$14.11	$14.38

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $14.38

Protection level: 75.00%

Protection price: $10.79

Physical delivery amount: 69 ($1,000/Initial price)

Fractional shares: 0.541029

Coupon: 13.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
January 26, 2010*	$32.08	$27.80	$29.23

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $29.23

Protection level: 75.00%

Protection price: $21.92

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.211427

Coupon: 12.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

SunTrust Banks, Inc.

According to publicly available information, SunTrust Banks, Inc. (the “Company”) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. The Company was incorporated in 1984 under the laws of the State of Georgia. The principal executive offices of the Company are located in the SunTrust Plaza, Atlanta, Georgia 30308. As of December 31, 2008, there were 29,333 full-time equivalent employees within the Company.

The linked share’s SEC file number is: 001-08918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.65	$68.04	$69.71
June 30, 2004	$71.07	$61.28	$64.99
September 30, 2004	$70.69	$63.50	$70.41
December 31, 2004	$74.37	$67.03	$73.88
March 31, 2005	$74.18	$69.01	$72.07
June 30, 2005	$75.00	$69.60	$72.24
September 30, 2005	$75.77	$68.85	$69.45
December 30, 2005	$75.46	$65.32	$72.76
March 31, 2006	$76.75	$69.68	$72.76
June 30, 2006	$78.33	$72.56	$76.26
September 29, 2006	$81.59	$75.11	$77.28
December 29, 2006	$85.64	$76.76	$84.45
March 30, 2007	$87.43	$80.76	$83.04
June 29, 2007	$91.29	$78.18	$85.74
September 28, 2007	$90.47	$73.61	$75.67
December 31, 2007	$78.75	$60.04	$62.49
March 31, 2008	$70.00	$52.95	$55.14
June 30, 2008	$60.80	$32.34	$36.22
September 30, 2008	$62.75	$25.67	$44.99
December 31, 2008	$57.73	$19.77	$29.54
March 31, 2009	$30.14	$6.00	$11.74
June 30, 2009	$20.86	$10.50	$16.45
September 30, 2009	$24.42	$14.50	$22.55
December 31, 2009	$23.88	$18.45	$20.29
January 26, 2010*	$25.89	$20.16	$23.62

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STI

Initial price: $23.62

Protection level: 75.00%

Protection price: $17.72

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.337003

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.93% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.47%
+ 90%	4.625%		90.47%
+ 80%	4.625%		80.47%
+ 70%	4.625%		70.47%
+ 60%	4.625%		60.47%
+ 50%	4.625%		50.47%
+ 40%	4.625%		40.47%
+ 30%	4.625%		30.47%
+ 20%	4.625%		20.47%
+ 10%	4.625%		10.47%
+ 5%	4.625%		5.47%

0%	4.625%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.53%
- 10%	4.625%	-5.375%	-9.53%
- 20%	4.625%	-15.375%	-19.53%
- 30%	N/A	-25.375%	-29.53%
- 40%	N/A	-35.375%	-39.53%
- 50%	N/A	-45.375%	-49.53%
- 60%	N/A	-55.375%	-59.53%
- 70%	N/A	-65.375%	-69.53%
- 80%	N/A	-75.375%	-79.53%
- 90%	N/A	-85.375%	-89.53%
- 100%	N/A	-95.375%	-99.53%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. e design, develop, manufacture and market a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provides PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 31, 2009	$18.20	$12.05	$16.63
January 26, 2010*	$18.78	$13.01	$13.96

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $13.96

Protection level: 75.00%

Protection price: $10.47

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.633238

Coupon: 16.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

SolarWinds, Inc.

According to publicly available information, SolarWinds, Inc. is a provider of powerful yet easy-to-use enterprise-class network management software for network professionals. As of December 31, 2008, the Company’s generated revenue was $93.1 million.

The Company’s executive offices are located in Austin, Texas.

The linked share’s SEC file number is 001-34358.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	$16.81	$12.70	$16.49
September 30, 2009	$24.25	$14.75	$22.03
December 31, 2009	$23.65	$16.89	$23.01
January 26, 2010*	$23.52	$19.68	$20.37

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWI

Initial price: $20.37

Protection level: 75.00%

Protection price: $15.28

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.091802

Coupon: 10.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2008, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 31, 2009	$51.33	$39.77	$48.20
January 26, 2010*	$52.82	$45.22	$45.55

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $45.55

Protection level: 80.00%

Protection price: $36.44

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.953897

Coupon: 9.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2008, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
January 26, 2010*	$23.89	$20.25	$21.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $21.09

Protection level: 75.00%

Protection price: $15.82

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.415837

Coupon: 12.25% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Textron Inc.

According to publicly available information, Textron Inc. (the “Company”) is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services around the world. The Company was founded in 1923 and, as of December 31, 2008, has 43,000 employees worldwide.

The linked share’s SEC file number is 001-5480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$29.82	$25.30	$26.58
June 30, 2004	$30.11	$25.97	$29.68
September 30, 2004	$33.06	$28.58	$32.14
December 31, 2004	$37.46	$31.09	$36.90
March 31, 2005	$40.36	$34.23	$37.31
June 30, 2005	$39.32	$34.80	$37.93
September 30, 2005	$39.50	$32.60	$35.86
December 30, 2005	$40.00	$34.41	$38.49
March 31, 2006	$47.50	$37.76	$46.70
June 30, 2006	$49.47	$41.12	$46.09
September 29, 2006	$46.82	$40.23	$43.75
December 29, 2006	$49.25	$43.22	$46.89
March 30, 2007	$49.40	$43.60	$44.90
June 29, 2007	$57.08	$44.86	$55.06
September 28, 2007	$63.36	$48.61	$62.21
December 31, 2007	$74.40	$61.96	$71.30
March 31, 2008	$69.48	$47.85	$55.42
June 30, 2008	$64.78	$47.03	$47.93
September 30, 2008	$49.74	$26.46	$29.28
December 31, 2008	$29.16	$10.28	$13.87
March 31, 2009	$16.52	$3.57	$5.74
June 30, 2009	$14.37	$5.42	$9.66
September 30, 2009	$20.98	$8.52	$18.98
December 31, 2009	$21.00	$17.39	$18.81
January 26, 2010*	$23.46	$18.47	$20.57

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXT

Initial price: $20.57

Protection level: 80.00%

Protection price: $16.46

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.614487

Coupon: 10.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.39% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.20%
+ 90%	5.00%		90.20%
+ 80%	5.00%		80.20%
+ 70%	5.00%		70.20%
+ 60%	5.00%		60.20%
+ 50%	5.00%		50.20%
+ 40%	5.00%		40.20%
+ 30%	5.00%		30.20%
+ 20%	5.00%		20.20%
+ 10%	5.00%		10.20%
+ 5%	5.00%		5.20%

0%	5.00%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.80%
- 10%	5.00%	-5.00%	-9.80%
- 20%	5.00%	-15.00%	-19.80%
- 30%	N/A	-25.00%	-29.80%
- 40%	N/A	-35.00%	-39.80%
- 50%	N/A	-45.00%	-49.80%
- 60%	N/A	-55.00%	-59.80%
- 70%	N/A	-65.00%	-69.80%
- 80%	N/A	-75.00%	-79.80%
- 90%	N/A	-85.00%	-89.80%
- 100%	N/A	-95.00%	-99.80%

Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“the Company”) is in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. The Company has built a drug discovery capability that integrates biology, chemistry, biophysics, automation and information technologies, with a goal of making the drug discovery process more efficient and productive. A Vertex-discovered compound for the treatment of HIV infection, fosamprenavir calcium, is being marketed by its collaborator GlaxoSmithKline plc as Lexiva in the United States and Telzir in Europe. The Company is currently concentrating most of its drug development resources on four drug candidates: telaprevir for the treatment of hepatitis C virus, or HCV, infection, VX-702 for the treatment of rheumatoid arthritis and other inflammatory diseases, VX-770 for the treatment of cystic fibrosis, or CF, and VX-883 for the treatment of bacterial infection.

The linked share’s SEC file number is 000-19319.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$12.20	$8.82	$9.42
June 30, 2004	$10.99	$8.00	$10.84
September 30, 2004	$11.19	$8.06	$10.50
December 31, 2004	$12.05	$9.79	$10.57
March 31, 2005	$11.99	$9.20	$9.36
June 30, 2005	$17.06	$8.62	$16.84
September 30, 2005	$22.68	$15.33	$22.35
December 30, 2005	$29.24	$20.31	$27.67
March 31, 2006	$44.71	$26.50	$36.59
June 30, 2006	$40.00	$29.00	$36.71
September 29, 2006	$37.10	$29.75	$33.65
December 29, 2006	$45.38	$32.50	$37.42
March 30, 2007	$38.95	$26.98	$28.04
June 29, 2007	$32.51	$25.61	$28.56
September 28, 2007	$41.42	$27.82	$38.41
December 31, 2007	$39.47	$22.81	$23.23
March 31, 2008	$24.67	$13.84	$23.89
June 30, 2008	$34.97	$23.44	$33.47
September 30, 2008	$35.00	$24.62	$33.24
December 31, 2008	$33.16	$18.43	$30.38
March 31, 2009	$35.96	$26.68	$28.73
June 30, 2009	$36.30	$25.94	$35.64
September 30, 2009	$38.50	$31.85	$37.90
December 31, 2009	$44.03	$31.84	$42.85
January 26, 2010*	$44.24	$38.95	$39.02

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VRTX

Initial price: $39.02

Protection level: 75.00%

Protection price: $29.27

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.627883

Coupon: 12.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
January 26, 2010*	$30.18	$27.19	$27.80

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $27.80

Protection level: 80.00%

Protection price: $22.24

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.971223

Coupon: 9.50% per annum

Maturity: July 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2008, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
February 3, 2010*	$66.45	$43.75	$46.82

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $49.61

Protection level: 75.00%

Protection price: $37.21

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.157226

Coupon: 9.00% per annum

Maturity: July 29, 2010

Dividend yield: 0.91% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.46%
+ 90%	4.50%		90.46%
+ 80%	4.50%		80.46%
+ 70%	4.50%		70.46%
+ 60%	4.50%		60.46%
+ 50%	4.50%		50.46%
+ 40%	4.50%		40.46%
+ 30%	4.50%		30.46%
+ 20%	4.50%		20.46%
+ 10%	4.50%		10.46%
+ 5%	4.50%		5.46%

0%	4.50%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.54%
- 10%	4.50%	-5.50%	-9.54%
- 20%	4.50%	-15.50%	-19.54%
- 30%	N/A	-25.50%	-29.54%
- 40%	N/A	-35.50%	-39.54%
- 50%	N/A	-45.50%	-49.54%
- 60%	N/A	-55.50%	-59.54%
- 70%	N/A	-65.50%	-69.54%
- 80%	N/A	-75.50%	-79.54%
- 90%	N/A	-85.50%	-89.54%
- 100%	N/A	-95.50%	-99.54%

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 513 domestic branches as of December 31, 2008. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon. As of December 31, 2008, the Company’s employees totaled 11,011.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$61.72	$55.94	$57.20
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
February 16, 2010*	$20.58	$12.88	$18.26

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 16, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $19.08

Protection level: 75.00%

Protection price: $14.31

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.410901

Coupon: 13.75% per annum

Maturity: July 29, 2010

Dividend yield: 0.52% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.26%
+ 90%	6.875%		90.26%
+ 80%	6.875%		80.26%
+ 70%	6.875%		70.26%
+ 60%	6.875%		60.26%
+ 50%	6.875%		50.26%
+ 40%	6.875%		40.26%
+ 30%	6.875%		30.26%
+ 20%	6.875%		20.26%
+ 10%	6.875%		10.26%
+ 5%	6.875%		5.26%

0%	6.875%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.74%
- 10%	6.875%	-3.125%	-9.74%
- 20%	6.875%	-13.125%	-19.74%
- 30%	N/A	-23.125%	-29.74%
- 40%	N/A	-33.125%	-39.74%
- 50%	N/A	-43.125%	-49.74%
- 60%	N/A	-53.125%	-59.74%
- 70%	N/A	-63.125%	-69.74%
- 80%	N/A	-73.125%	-79.74%
- 90%	N/A	-83.125%	-89.74%
- 100%	N/A	-93.125%	-99.74%